UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016
Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On December 30, 2016, POP 3 Ravinia, LLC (the "Purchaser"), an indirect, wholly-owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), completed the acquisition of a fee simple interest in a class A office building located in the central perimeter submarket of Atlanta, Georgia (“Ravinia”, or the “Property”) from SPUS6 Three Ravinia, LP (the "Seller").

The aggregate net purchase price was approximately $181.8 million after certain credits for outstanding tenant improvements, capital projects and rent abatements, and exclusive of acquisition-related and financing-related transaction costs. Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and as of September 30, 2016 was the owner of an approximate 96.5% interest in, PAC-OP. Outside of the acquisition of Ravinia, there is no relationship between the Company, PAC-OP or the Purchaser and the Seller.

The Company hereby amends the Current Report on Form 8-K filed on January 6, 2017, reporting events on and after December 30, 2016, to provide certain financial information related to its acquisition of Ravinia required by Item 9.01(a) and (b) of Form 8-K.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Three Ravinia Drive	F-1
Independent Auditor's Report	F-2
Three Ravinia Drive Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2016 (unaudited) and the year ended December 31, 2015	F-3
Notes to Three Ravinia Drive Statements of Revenues and Certain Expenses	F-4

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Statements	F-7
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016	F-8
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2016	F-9
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015	F-10
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-11

(c)    Exhibits

23.1    Consent of KPMG LLP

THREE RAVINIA DRIVE
STATEMENTS OF REVENUES AND CERTAIN EXPENSES

WITH INDEPENDENT AUDITOR’S REPORT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (UNAUDITED)

AND THE YEAR ENDED DECEMBER 31, 2015

INDEPENDENT AUDITOR’S REPORT
The Board of Directors and Stockholders
Preferred Apartment Communities, Inc.

We have audited the accompanying statement of revenues and certain expenses of Three Ravinia Drive for the year ended December 31, 2015, and the related notes.

Management’s Responsibility for the Statement

Management is responsible for the preparation and fair presentation of the statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement. The procedures selected depend on the auditors’ judgment including the assessment of the risk of material misstatement of the statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Three Ravinia Drive described in note 2 to the statement for the year ended December 31, 2015, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to note 2 of the statement, which describes that the accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and is not intended to be a complete presentation of Three Ravinia Drive’s revenues and expenses. Our opinion is not modified with respect to this matter.

(signed) KPMG LLP
Los Angeles, California
January 24, 2017

Three Ravinia Drive
Statements of Revenues and Certain Expenses

	Nine months ended
	September 30, 2016 (unaudited)	Year ended December 31, 2015

REVENUES:
Base rent	$12,280,084	$14,726,417
Tenant reimbursements	5,244,077	5,316,078
Other income	315,808	445,538

TOTAL REVENUES	17,839,969	20,488,033

CERTAIN EXPENSES:
Repairs and maintenance	2,117,217	2,840,075
Real estate taxes	1,684,127	1,974,998
Property management fees	241,183	301,990
Insurance	81,364	120,939
Utilities	1,087,726	1,523,504
Bad debt (recoveries) expense	(15,420)	22,824
Professional fees	65,327	370,281
General and administrative	476,905	787,928

TOTAL CERTAIN EXPENSES	5,738,429	7,942,539

Revenues in excess of certain expenses	$12,101,540	$12,545,494

See accompanying notes to Statements of Revenues and Certain Expenses.

THREE RAVINIA DRIVE
NOTES TO THE STATEMENTS OF REVENUES AND CERTAIN EXPENSES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2015

1.	DESCRIPTION OF REAL ESTATE PROPERTY ACQUIRED

Preferred Apartment Communities, Inc. (the “Company”) was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, effective with its tax year ended December 31, 2011. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. The Company is a majority owner in Preferred Apartment Communities Operating Partnership, L.P., which acquired a 817,000 square foot (unaudited) class A office building located in Atlanta, Georgia (“Ravinia”, or the “Property”) from an unaffiliated third party (the “Seller”) on December 30, 2016. The accompanying Statements of Revenues and Certain Expenses for the nine-month period ended September 30, 2016 (unaudited) and the year ended December 31, 2015 of Ravinia represent revenues and results of operations for periods preceding the acquisition of the Property by the Company. Prior to December 30, 2016, the Seller was responsible for the accounting and management decisions of Ravinia.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.Basis of Presentation

The accompanying Statement of Revenues and Certain Expenses has been prepared on the accrual basis of accounting and for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the Property, due to the exclusion of the following which may not be comparable to the proposed future operations of Ravinia:

•	Depreciation expense

•	Interest expense, including amortization of mortgage loan origination costs

•	Amortization of above-market and below-market leases

•	Other miscellaneous expenses not directly related to the proposed future operations of the Property.

Except as noted above, management is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results.

The statement of revenue and certain expenses for the nine-month period ended September 30, 2016 is unaudited. However, in the opinion of management, all normal recurring adjustments necessary for the fair presentation of this statement of revenue and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

B.    Use of Estimates

The preparation of the Statements of Revenues and Certain Expenses in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses. Actual results could differ from those estimates.
C.    Revenue Recognition

Rental revenues for office building leases, which include periods of free rent and/or scheduled increases in rental rates over the term of the lease, are recognized on a straight‑line basis. These straight-line adjustments resulted in increases to base rent revenue over the cash collected by approximately $1.8 million (unaudited) and $4.3 million for the nine-month period ended September 30, 2016 and the year ended December 31, 2015, respectively. Revenues from reimbursements of the tenants' share of utilities, building repair and maintenance costs and common area maintenance,

THREE RAVINIA DRIVE
NOTES TO THE STATEMENTS OF REVENUES AND CERTAIN EXPENSES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2015

or CAM, costs are recognized in the periods in which the costs are incurred.
D.    Operating Expenses
Operating expenses represent the direct expenses of operating the Property and consist primarily of real estate taxes, payroll, repairs and maintenance, utilities, management fees, insurance and other operating expenses that are expected to continue in the proposed future operations of the Property.

E.    Bad Debt Expense
The Company estimates the collectability of the tenant receivable related to rental and reimbursement billings due from tenants and straight-line rent receivables, which represent the cumulative amount of future adjustments necessary to present rental revenue on a straight-line basis, by taking into consideration the Company's historical write-off experience, tenant credit-worthiness, current economic trends, and remaining lease terms. Any recoveries of tenant receivables subsequent to the recognition of bad debt expense is netted against bad debt expense in the period of recovery.
F.     Subsequent Events

The Company has evaluated subsequent events through January 24, 2017, the date the Statements of Revenues and Certain Expenses were available to be issued and concluded that no subsequent events have occurred that would require recognition in the Statements of Revenues and Certain Expenses or disclosure in the Notes to the Statements of Revenues and Certain Expenses.

3.	COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management's knowledge is any material litigation currently threatened against the Property other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

4.	DESCRIPTION OF LEASING ARRANGEMENTS

As of December 30, 2016, the Property was approximately 98% (unaudited) leased. Under the terms of the leases, each tenant is required to reimburse to the landlord its proportionate share of the Building's operating expenses as defined in their specific lease agreements. The rentable square footage is leased to various office and retail tenants under lease agreements with terms that vary in length and contain various reimbursement clauses.

5.	CONCENTRATION OF RISK

Ravinia is located in Atlanta, Georgia. The Company’s concentration of assets in this city is subject not only to the risks of real property ownership but also local and national economic growth trends.
6.    FUTURE MINIMUM LEASE PAYMENTS
The future minimum lease payments to be received under non-cancelable operating leases in effect as of December 31, 2015 were:

THREE RAVINIA DRIVE
NOTES TO THE STATEMENTS OF REVENUES AND CERTAIN EXPENSES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016 (UNAUDITED)
AND THE YEAR ENDED DECEMBER 31, 2015

2016	$13,878,661
2017	14,151,106
2018	15,646,085
2019	16,404,284
2020	16,667,304
thereafter	136,122,608

Total	$212,870,048

One tenant accounted for approximately 61% of minimum rent revenue of the Property and another tenant accounted for approximately 22% of minimum rent revenue of the Property for the year ended December 31, 2015. One tenant accounted for approximately 63% (unaudited) of minimum rent revenue of the Property and another tenant accounted for approximately 20% (unaudited) of minimum rent revenue of the Property for the nine months ended September 30, 2016.
7.    RELATED PARTIES
Prior to the Company's acquisition of the Property, management of the building and rental activities was handled by a property management group which was a related party to the Seller. Property management fees of $241,183 (unaudited) and $301,990 were paid for the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company is presented as of September 30, 2016 and illustrates the estimated effects of the acquisition of Three Ravinia Drive as if it had occurred on September 30, 2016.

The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company are presented for the nine months ended September 30, 2016 and the year ended December 31, 2015 (the "Pro Forma Periods"), and illustrate the estimated effects of the acquisition of Three Ravinia Drive as if it had occurred on January 1, 2015.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results as if the transaction reflected herein had occurred on the date or been in effect during the period indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company's financial results in the future and should be read in conjunction with the Company's financial statements as filed on Form 10-K for the year ended December 31, 2015 and on Form 10-Q for the interim period ended September 30, 2016.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2016
	PAC REIT Historical (See Note 1)	Three Ravinia Drive (See Note 1)		PAC REIT Pro Forma
Assets
Real estate
Land	$260,222,888	$9,846,102	A	$270,068,990
Building and improvements	1,333,186,314	130,917,744	A	1,464,104,058
Tenant improvements	14,132,772	21,650,481	A	35,783,253
Furniture, fixtures, and equipment	125,292,571	—	A	125,292,571
Construction In progress	2,879,528	—		2,879,528
Gross real estate	1,735,714,073	162,414,327		1,898,128,400
Less: accumulated depreciation	(87,020,014)	—		(87,020,014)
Net real estate	1,648,694,059	162,414,327		1,811,108,386
Real estate loans, net of deferred fee income	195,971,159	—		195,971,159
Real estate loans to related parties, net	109,436,327	—		109,436,327
Total real estate and real estate loans, net	1,954,101,545	162,414,327		2,116,515,872

Cash and cash equivalents	10,462,384	(4,003,781)	B	6,458,603
Restricted cash	32,948,161	25,281,764	A	58,229,925
Notes receivable	14,341,875	—		14,341,875
Note receivable and line of credit to related party	20,986,537	—		20,986,537
Accrued interest receivable on real estate loans	17,669,121	—		17,669,121
Acquired intangible assets, net of amortization	49,825,572	27,431,353	A	77,256,925
Deferred loan costs for revolving line of credit	1,738,508	—		1,738,508
Deferred offering costs	3,809,014	—		3,809,014
Tenant receivables and other assets	17,654,353	—		17,654,353

Total assets	$2,123,537,070	$211,123,663		$2,334,660,733

Liabilities and equity

Liabilities
Mortgage notes payable, principal amount	$1,183,335,433	$115,500,000	B	$1,298,835,433
Less: deferred loan costs, net of amortization	(19,317,090)	(2,421,903)	B	(21,738,993)
Mortgage notes payable, net of deferred loan costs	1,164,018,343	113,078,097	B	1,277,096,440
Revolving line of credit	82,000,000	70,360,000	B	152,360,000
Term note payable	11,000,000	—		11,000,000
Less: deferred loan costs	(67,032)	—		(67,032)
Term note payable, net of deferred loan costs	10,932,968	—		10,932,968
Real estate loan participation obligation	19,638,232	—		19,638,232
Accounts payable and accrued expenses	25,309,813	—		25,309,813
Accrued interest payable	3,490,151	—		3,490,151
Dividends and partnership distributions payable	9,056,611	—		9,056,611
Acquired below market lease intangibles	19,180,354	8,047,622	A	27,227,976
Security deposits and other liabilities	5,161,358	763,444	A	5,924,802
Total liabilities	1,338,787,830	192,249,163		1,531,036,993

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share;
1,050,000 shares authorized; 809,460 shares issued and
802,032 shares outstanding	8,020	191	B	8,211
Common Stock, $0.01 par value per share; 400,066,666 shares
authorized; 24,658,034 shares issued and outstanding	246,580	—		246,580
Additional paid-in capital	802,559,257	19,059,109	B	821,618,366
Accumulated deficit	(19,384,106)	(184,800)	B	(19,568,906)
Total stockholders' equity	783,429,751	18,874,500		802,304,251
Non-controlling interest	1,319,489	—		1,319,489
Total equity	784,749,240	18,874,500		803,623,740

Total liabilities and equity	$2,123,537,070	$211,123,663		$2,334,660,733

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Nine Months Ended September 30, 2016

	PAC REIT Historical (See note 1)	Three Ravinia Drive (See Note 1)	Other Pro Forma Adjustments (See note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$96,541,544	$12,280,084	$528,173	AA	$109,349,801
Other property revenues	13,290,330	5,559,885	—		18,850,215
Interest income on loans and notes receivable	20,984,625	—	—		20,984,625
Interest income from related parties	10,310,563	—	—		10,310,563
Total revenues	141,127,062	17,839,969	528,173		159,495,204

Operating expenses:
Property operating and maintenance	13,883,133	3,189,523	—		17,072,656
Property salary and benefits reimbursement to
related party	7,688,470	—	—		7,688,470
Property management fees	4,308,841	241,183	126,180	BB	4,676,204
Real estate taxes	15,457,134	1,684,127	—		17,141,261
General and administrative	3,255,728	476,905	—		3,732,633
Equity compensation to directors and
executives	1,867,706	—	—		1,867,706
Depreciation and amortization	54,981,064	—	6,777,588	CC	61,758,652
Acquisition and pursuit costs	6,179,442	—	(482,977)	DD	5,696,465
Acquisition fees to related parties	706,422	—	—		706,422
Asset management fees to related party	9,484,161	—	1,057,103	EE	10,541,264
Insurance, professional fees and other expenses	4,216,838	146,691	—		4,363,529
Total operating expenses	122,028,939	5,738,429	7,477,894		135,245,262
Contingent asset management and general and
administrative expense fees	(1,458,245)	—	—		(1,458,245)

Net operating expenses	120,570,694	5,738,429	7,477,894		133,787,017

Operating income (loss)	20,556,368	12,101,540	(6,949,721)		25,708,187
Interest expense	30,688,505	—	6,111,776	FF	36,800,281

Net (loss) income before gain on real estate	(10,132,137)	12,101,540	(13,061,497)		(11,092,094)
Gain on real estate	4,271,506	—	—		4,271,506
Net (loss) income	(5,860,631)	12,101,540	(13,061,497)		(6,820,588)
Consolidated net loss attributable to
non-controlling interests	175,045	—	31,391	GG	206,436

Net (loss) income attributable to the Company	(5,685,586)	12,101,540	(13,030,106)		(6,614,152)

Dividends declared to Series A preferred
stockholders	(28,341,723)	—	(857,669)	HH	(29,199,392)
Earnings attributable to unvested restricted stock	(12,434)	—	—		(12,434)

Net (loss) income attributable to common stockholders	$(34,039,743)	$12,101,540	$(13,887,775)		$(35,825,978)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(1.45)				$(1.52)

Weighted average number of shares of Common
Stock outstanding, basic and diluted	23,552,951				23,552,951

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2015

	PAC REIT Historical (See note 1)	Three Ravinia Drive (See Note 1)	Other Pro Forma Adjustments (See note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$69,128,280	$14,726,417	$703,246	AA	$84,557,943
Other property revenues	9,495,522	5,761,616	—		15,257,138
Interest income on loans and notes receivable	23,207,610	—	—		23,207,610
Interest income from related parties	7,474,100	—	—		7,474,100
Total revenues	109,305,512	20,488,033	703,246		130,496,791

Operating expenses:
Property operating and maintenance	10,878,872	4,386,403	—		15,265,275
Property salary and benefits reimbursement to related
party	5,885,242	—	—		5,885,242
Property management fees	3,014,801	301,990	121,836	BB	3,438,627
Real estate taxes	9,934,412	1,974,998	—		11,909,410
General and administrative	2,285,789	787,928	—		3,073,717
Equity compensation to directors and executives	2,362,453	—	—		2,362,453
Depreciation and amortization	38,096,334	—	8,829,611	CC	46,925,945
Acquisition and pursuit costs	4,186,092	—	—		4,186,092
Acquisition fees to related parties	4,967,671	—	—		4,967,671
Asset management fees to related party	7,041,226	—	1,464,647	DD	8,505,873
Insurance, professional fees and other expenses	3,568,356	491,220	—		4,059,576
Total operating expenses	92,221,248	7,942,539	10,416,094		110,579,881
Asset management and general and administrative
expense fees deferred	(1,805,478)	—	—		(1,805,478)

Net operating expenses	90,415,770	7,942,539	10,416,094		108,774,403

Operating income (loss)	18,889,742	12,545,494	(9,712,848)		21,722,388
Interest expense	21,315,731	—	8,141,600	EE	29,457,331

Net (loss) income	(2,425,989)	12,545,494	(17,854,448)		(7,734,943)
Consolidated net loss attributable to
non-controlling interests	25,321	—	65,831	FF	91,152

Net (loss) income attributable to the Company	(2,400,668)	12,545,494	(17,788,617)		(7,643,791)

Dividends declared to Series A preferred stockholders	(18,751,934)	—	(1,143,558)	GG	(19,895,492)
Earnings attributable to unvested restricted stock	(19,256)	—	—		(19,256)

Net (loss) income attributable to common stockholders	$(21,171,858)	$12,545,494	$(18,932,175)		$(27,558,539)

Net loss per share of Common Stock available to
common stockholders, basic and diluted	$(0.95)				$(1.24)

Weighted average number of shares of Common Stock
outstanding, basic and diluted	22,182,971				22,182,971

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.    Basis of Presentation

Preferred Apartment Communities, Inc. was formed as a Maryland corporation on September 18, 2009, and elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, effective with its tax year ended December 31, 2011. Unless the context otherwise requires, references to the "Company", "we", "us", or "our" refer to Preferred Apartment Communities, Inc., together with its consolidated subsidiaries, including Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of its business strategy, the Company may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and may make real estate loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, the Company may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of its assets in other real estate related investments, including other income producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other property types, membership or partnership interests in other property types as determined by its Manager (as defined below) as appropriate for the Company. The Company is externally managed and advised by Preferred Apartment Advisors, LLC, or its Manager, a Delaware limited liability company and a related party.

On December 30, 2016, the Company acquired Three Ravinia Drive, a class A office building located in Atlanta, Georgia (“Ravinia”, or the “Property”) from an unaffiliated third party for an aggregate net purchase price of approximately $181.8 million after certain credits for outstanding tenant improvements, capital projects and rent abatements, and exclusive of acquisition-related and financing-related transaction costs.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet includes three columns.  The first column labeled "PAC REIT Historical" represents the actual financial position of the Company as of September 30, 2016. The second column, entitled "Three Ravinia Drive" represents the pro forma adjustments required in order to reflect the balance sheet impact of the addition of the Property as if the acquisition had occurred on September 30, 2016, including the new mortgage financing. The third column, entitled "PAC REIT Pro Forma" presents the combined pro forma condensed consolidated balance sheet of the Company as of September 30, 2016.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine-month period ended September 30, 2016 includes four columns. The first column labeled "PAC REIT Historical" represents the actual results of operations of the Company for the nine months ended September 30, 2016. The second column, entitled "Three Ravinia Drive" represents the historical revenues and operating expenses of the Property for the nine-month period ended September 30, 2016. The third column, entitled "Other Pro Forma Adjustments" represents the pro forma adjustments required to reflect the acquired Property as described in note 3. The fourth column, entitled "PAC REIT pro forma" presents the combined pro forma results of operations of the Company for the nine months ended September 30, 2016.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015 also includes four columns and follows the same approach described above.

The results presented on the Unaudited Pro Forma Condensed Consolidated Statements of Operations assume the acquisition closed on January 1, 2015 and present pro forma operating results for the nine months ended September 30, 2016 and the year ended December 31, 2015. These Unaudited Pro Forma Condensed Consolidated Statements of Operations should not be considered indicative of future results.

2.      Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A)     The Company allocated the purchase price of Ravinia to the acquired assets and liabilities based upon their fair values, as shown in the following table. The purchase price allocation was based upon the Company's best estimates of the fair values of the acquired assets and liabilities, but is preliminary and is subject to refinement for a period of up to one year from the closing of the acquisition.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Three Ravinia Drive
Land	$9,846,102
Building As If Vacant	130,630,194
Site Improvements	287,550
Above Market Leases	2,261,473
Below Market Leases	(8,047,622)
Tenant Improvements	21,650,481
In Place - Leasing and Legal Costs	7,475,582
In Place - Forgone Rent/Expense	17,694,298
Restricted cash	25,281,764
Security deposits, prepaid rents and other liabilities	(763,444)

Net assets acquired	$206,316,378

The fair value of the building was estimated on an as-if-vacant basis, based on relevant information obtained in connection with the acquisition of these properties and is to be depreciated on a straight-line basis over its estimated remaining useful life of 39 years. The estimated fair value of acquired in-place leases are estimates of the costs the Company would have incurred to lease the property to the occupancy level of the properties at the dates of acquisition. Tenant improvements, in-place leases and above-market and below-market leases are all depreciated or amortized over the remaining individual non-cancelable lease terms.

(B)    The Company financed the acquisition of the Property with a combination of new mortgage indebtedness, a draw on its revolving line of credit (see note 3.FF, below), the pro forma issuance of 21,177 shares of the Company's Series A Preferred Stock, and with cash on hand. The deferred loan origination costs are to be amortized over the lives of the loans using the effective interest method and include a loan coordination fee of $1,848,000, which was paid to the Company's Manager. The pro forma adjustment to cash was calculated as follows:

Proceeds from mortgage debt financing on Ravinia	$115,500,000
Proceeds from draw on revolving line of credit	70,360,000
Proceeds from Units issued December 30, 2016	19,059,300
less:
Gross purchase price of Ravinia	(206,316,378)
Acquisition fee	(184,800)
Deferred loan costs	(2,421,903)

Net cash adjustment	$(4,003,781)

3. Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations

The adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2016 are as follows:

(AA)    Reflected in the pro forma adjustment is the Company's estimate of the amount of below-market leases which are to be amortized into income over the actual underlying remaining lease terms.

(BB)    Effective with the purchase of Ravinia by the Company, the property management functions were assumed by an unrelated third party property management company and the property management fee was calculated as 2% of monthly gross rental income. The pro forma adjustment reflects this additional cost burden on the Property's operations.

(CC)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation and amortization charges that would have been incurred by the Property. The adjustments utilize a straight-line depreciation

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

method assuming a remaining useful life for the building of 39 years and six to ten years for site improvements. Also included is the amortization of the estimated fair values of the acquired intangible assets for the Property, which are also to be amortized over the individual non-cancelable remaining lease terms of up to approximately 15 years.

(DD)    The Company had recorded due diligence costs related to the Property during the nine months ended September 30, 2016 of approximately $483,000. These costs are removed for pro forma purposes.

(EE)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total acquired assets from the Property, as adjusted, plus the pro forma loan coordination fee incurred. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the Property for the nine months ended September 30, 2016.

(FF)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on $115.5 million of mortgage debt, the amortization of associated debt issuance costs and the pro forma loan coordination fee and interest accrued on the pro forma drawn proceeds of $70.4 million from the Company's revolving line of credit. The mortgage matures on January 1, 2042 and accrues interest at a fixed rate of 4.46% per annum. The revolving line of credit bears interest at a rate of 1 Month LIBOR, plus a spread of 3.25% per annum. If 1 Month LIBOR were to fluctuate upward or downward by 1/8%, it would result in an increase or decrease in interest expense of approximately $108,000 for the pro forma nine-month period ended September 30, 2016.

(GG)      Outstanding Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 3.27% for the nine months ended September 30, 2016. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

(HH)    The pro forma adjustment to dividends declared on Series A Preferred Stock is to reflect the incremental dividends which would be due on the pro forma issuance of 21,177 additional shares of Series A Preferred Stock at January 1, 2015. The Company's Series A Preferred Stock pays monthly dividends of $5.00 per share.

The adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015 are as follows:

(AA)    Reflected in the pro forma adjustment is the Company's estimate of the amount of below-market leases which are to be amortized into income over the actual underlying remaining lease terms.

(BB)    Effective with the purchase of Ravinia by the Company, the property management functions were assumed by an unrelated third party property management company and the property management fee was calculated as 2% of monthly gross rental income. The pro forma adjustment reflects this additional cost burden on the Property's operations.

(CC)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation and amortization charges that would have been incurred by the Property. The adjustments utilize a straight-line depreciation method assuming a remaining useful life for the building of 39 years and six to ten years for site improvements. Also included is the amortization of the estimated fair values of the acquired intangible assets for the Property, which are also to be amortized over the individual non-cancelable remaining lease terms of up to approximately 15 years.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(DD)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total acquired assets from the Acquired Properties, as adjusted, plus the pro forma loan coordination fees incurred. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the Acquired Properties for the year ended December 31, 2015.

 (EE)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on $115.5 million of mortgage debt, the amortization of associated debt issuance costs and the pro forma loan coordination fee and interest accrued on the pro forma drawn proceeds of $70.4 million from the Company's revolving line of credit. The mortgage matures on January 1, 2042 and accrues interest at a fixed rate of 4.46% per annum, The revolving line of credit bears interest at a rate of 1 Month LIBOR, plus a spread of 3.25% per annum. If 1 Month LIBOR were to fluctuate upward or downward by 1/8%, it would result in an increase or decrease in interest expense of approximately $144,000 for the pro forma twelve-month period ended December 31, 2015.

(FF)      Outstanding Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 1.24% for the twelve months ended December 31, 2015. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

(GG)    The pro forma adjustment to dividends declared on Series A Preferred Stock is to reflect the incremental dividends which would be due on the pro forma issuance of 21,177 additional shares of Series A Preferred Stock at January 1, 2015. The Company's Series A Preferred Stock pays monthly dividends of $5.00 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: January 24, 2017	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary